UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
 WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 22, 2007

URS CORPORATION
(Exact name of registrant as specified in its charter)

Delaware (State of jurisdiction of incorporation)
1-7567 (Commission File No.)	94-1381538 (IRS Employer Identification No.)

600 Montgomery Street, 26th Floor
San Francisco, California 94111-2728
(Address of principal executive offices and zip code)

Registrant's telephone number, including area code: (415) 774-2700

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(d) Appointment of Director

On March 23, 2007, the Board of Directors of URS Corporation ("URS") increased the authorized number of directors from nine to ten and appointed Douglas W. Stotlar to fill the vacancy. The Board determined that Mr. Stotlar is independent within the meaning of the rules of the New York Stock Exchange and URS' Corporate Governance Guidelines. No determinations have yet been made regarding any Board committees on which Mr. Stotlar will be asked to serve. A copy of the press release announcing Mr. Stotlar's appointment is attached hereto as Exhibit 99.1 and incorporated herein by reference.

(e)(1) Increase in Base Salary

On March 22, 2007, the Compensation Committee of the Board of Directors approved the following annual base salary increases for the following named executive officers (as determined in accordance with applicable Securities and Exchange Commission regulations): from $950,000 to $1,000,000 for Martin Koffel; from $400,000 to $425,000 for Thomas Bishop; from $400,000 to $420,000 for Reed Brimhall; from $465,000 to $480,000 for H. Thomas Hicks; from $525,000 to $550,000 for Gary Jandegian; from $290,000 to $305,000 for Susan Kilgannon; from $400,000 to $420,000 for Joseph Masters and from $450,000 to $475,000 for Randall Wotring.

     (e)(2) Adoption of Bonus Plan Performance Targets for 2007

Most of our executive officers and selected senior managers ("Designated Participants") participate annually in our 1999 Incentive Compensation Plan (the "Bonus Plan"). Under the Bonus Plan, the Designated Participants are eligible to earn annual bonuses based on formulas tied to certain predefined financial performance targets that are established annually by the Compensation Committee of our Board of Directors. Each Designated Participant is assigned a "Target Bonus" at the beginning of the fiscal year, expressed as a percentage of his or her base salary.

On March 22, 2007, the Compensation Committee established the following Target Bonuses for our named executive officers with respect to their participation in the Bonus Plan for fiscal year 2007: Martin Koffel, 125%; Thomas Bishop, 60%; Reed Brimhall, 60%; H. Thomas Hicks, 75%; Gary Jandegian, 75%; Susan Kilgannon, 40%; Joseph Masters, 65% and Randall Wotring, 75%.

The Compensation Committee also established the financial performance targets under the Bonus Plan. For fiscal year 2007, a minimum corporate net income target is a prerequisite for all Designated Participants under the Bonus Plan. In addition, with respect to our executive officers, the corporate net income target will be the sole financial measurement used to determine bonuses for Martin Koffel, H. Thomas Hicks, Reed Brimhall, Joseph Masters, and Susan Kilgannon; divisional operating profit contribution will be an additional financial measurement for Thomas Bishop and Gary Jandegian; and divisional operating profit contribution and days sales outstanding will be additional financial measurements for Randall Wotring. The Compensation Committee will have the discretion to adjust financial results for one-time, non-recurring events that are allowable under the rules of Section 162(m) of the Internal Revenue Code to qualify as "performance-based" awards. The foregoing description of the above Bonus Plan Performance Targets for 2007 is qualified in its entirety by reference to the 2007 Annual Incentive Compensation Plan identified in Exhibit 10.1.

Item 8.01. Other Events.

On March 23, 2007, the Board of Directors authorized the repurchase of up to a maximum of one million shares of the common stock of URS, plus that number of shares equal to the cumulative number of shares of common stock issued from time-to-time pursuant to the URS equity incentive plan and employee stock purchase plan during the period from December 30, 2006 through January 1, 2010 (excluding shares issued upon the exercise of options issued prior to December 30, 2006). A copy of the press release announcing the stock repurchase program is attached hereto as Exhibit 99.2 and incorporated herein by reference.

Item 9.01.  Financial Statements and Exhibits.

(c) Exhibits

                      10.1    2007 URS Corporation Annual Incentive Compensation Plan pursuant to the 1999 Incentive Compensation Plan. FILED HEREWITH.

99.1	Press Release, dated March 26, 2007, entitled "Douglas W. Stotlar Joins URS Board of Directors." FILED HEREWITH.

99.2	Press Release dated March 26, 2007, entitled "URS Announces Stock Repurchase Program." FILED HEREWITH.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, URS Corporation has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

URS CORPORATION

Dated: March 23, 2007	By:	/s/ Reed N. Brimhall
Reed N. Brimhall
Vice President, Controller and Chief Accounting Office

EXHIBIT INDEX

Exhibit
Number	Description
_______________________	__________________________________________________________________________________________________________________

10.1	2007 URS Corporation Annual Incentive Compensation Plan pursuant to the 1999 Incentive Compensation Plan. FILED HEREWITH.

99.1	Press Release, dated March 26, 2007, entitled "Douglas W. Stotlar Joins URS Board of Directors." FILED HEREWITH.

99.2	Press Release dated March 26, 2007, entitled "URS Announces Stock Repurchase Program." FILED HEREWITH.